Exhibit 10.48


                          PLAN AND AGREEMENT OF MERGER

                  This Plan and Agreement of Merger entered into as of March 21, 1997 by and among International Cryogenic Systems Corporation, a Nevada corporation (the "Buyer"), Power Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Rotary Power International, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively in this Agreement as the "Parties".

                                R E C I T A L S:

                  WHEREAS, pursuant to a memorandum of agreement dated December 24, 1996, a copy of which is attached hereto as Exhibit A and incorporated herein and made a part hereof, the Buyer acquired from the Company two million (2,000,000) shares of the Company's authorized but unissued common stock for an aggregate purchase price of One Million Dollars ($1,000,000) (the "Stock Purchase");

                  WHEREAS, in connection with the Stock Purchase, as reflected in Exhibit A, the Boards of Directors of the Buyer and the Company agreed, subject to the negotiation and execution of this Agreement and certain other conditions set forth herein, to the acquisition of the Company by Buyer pursuant to a merger in which each share of the Company's common stock will be exchanged for 0.363 shares of Buyer's common stock, resulting in the issuance of not more than 1,516,196 shares of the Buyer's common stock (plus any additional shares of Buyer's common stock that may become issuable (i) as a result of the exercise of options or warrants to purchase common stock of the Company outstanding as of December 24, 1996 or (ii) in respect of warrants to purchase 150,000 shares of the Company's common stock that may become issuable to Rickel & Associates, Inc.);

                  WHEREAS, this Agreement is not intended to constitute, be a part of, or be adopted pursuant to any "plan of reorganization," as such term is used in Section 354 of the Code, and the Merger is also not intended to constitute a "reorganization," as such term is used in Sections 354 and 368 of the Code. The Parties intend that the Merger be treated for federal income tax purposes as a sale of Company Shares to the Buyer.

                  WHEREAS, the Boards of Directors of the Buyer and the Company have respectively concluded that Buyer's acquisition of the Company by means of the merger of the Transitory Subsidiary into


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the Company pursuant to this Agreement is in the best interests of Buyer and the
Company, respectively.

                  NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, the Parties agree as follows.

                             ARTICLE I - THE MERGER


                  1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to in this Agreement as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

                  1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a mutually agreed upon location, commencing at 9:00 a.m. local time on a mutually agreeable date as soon as practicable after the date on which all of the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement have been satisfied or waived (the "Closing Date"), but in no event later than 120 days from the date hereof.

                  1.3 ACTIONS AT THE CLOSING. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger, and (d) the Buyer shall deliver a certificate for the Merger Shares (as defined below) to a bank, trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.7.

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                  1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any
time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

                  1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                  (a) Each share of common stock, $0.01 par value per share, of the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Company Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) 0.363 share of common stock, $0.001 par value per share, of the Buyer ("Buyer Common Stock"). Stockholders of record of the Company ("Company Stockholders") shall be entitled to receive immediately all of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5(a) (the "Merger Shares").

                  (b) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

                  (c) Each share of common stock, no par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, no par value per share, of the Surviving Corporation.

                  1.6  DISSENTING SHARES.

                  (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his right to appraisal under the Delaware General Corporation Law or withdrawn, with the consent of the

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Company, his demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event, the Buyer shall deliver to the Exchange Agent a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a).

                  (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

                  1.7  EXCHANGE OF SHARES.

                  (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Merger Shares of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Merger Shares, as described in Section 1.5(a). As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate (other than those surrendered and paid for at the Closing) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Shares issuable pursuant to Section 1.5(a). Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Shares issuable pursuant to Section 1.5(a). Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Shares issuable pursuant to Section 1.5(a). Holders of Certificates shall not be entitled to receive certificates for the Merger Shares to

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which they would otherwise be entitled until such Certificates are properly surrendered.

                  (b) If any Merger Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Merger Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers,
(ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

                  Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Merger Shares issuable to such holder pursuant to Section 1.5(a) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Shares issuable in exchange therefor pursuant to Section 1.5(a). The Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (d) Promptly following the date which is six months after the Closing Date, the Exchange Agent shall return to the Buyer all Merger Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange there for the Merger Shares issuable with respect thereto pursuant to
Section 1.5(a).

                  1.8 DIVIDENDS. No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates in

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accordance with Section 1.7. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

                  1.9 FRACTIONAL SHARES. No certificates or scrip representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Merger Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the average of the closing bid and asked prices per share of the Buyer Common Stock in the over-the-counter market, on the business day immediately preceding the business day prior to the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive. The fractional share interests of each Company Stockholder will be aggregated, and no Company Stockholder will receive cash in an amount equal to or greater than the value of one full share of Buyer Common Stock.

                  1.10  OPTIONS AND RIGHTS.

                  (a) As of the Effective Time, all obligations of the Company with respect to warrants and options to purchase Company Shares issued by the Company listed on Schedule 1.10 ("Options"), whether vested or unvested, shall be assumed by the Buyer.

                  (b) Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Company Shares subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded up or down to the nearest whole number or, in the case of .5, to the nearest odd number). The exercise price per share of each such Option shall be equal to the exercise price of such Option immediately prior to the

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Effective Time, divided by the Conversion Ratio. The term, exercisability, vesting schedule and all of the other terms of the Options shall otherwise remain unchanged.

                  (c) Promptly following the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.10, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.10 and such notice).

                  (d) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options.

                  1.11 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

                  1.12 BY-LAWS. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Company immediately prior to the Effective Time.

                  1.13 DIRECTORS AND OFFICERS. The directors of the Transitory Subsidiary shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Company shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions, except as specified by the Buyer pursuant to Section 5.2(d).

                  1.14 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided in this Agreement or by law.

                  1.15 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5(a), subject to applicable law in the case of Dissenting Shares.

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                  1.16 TAX TREATMENT. This Agreement is not intended to
constitute, be a part of, or be adopted pursuant to any "plan of reorganization," as such term is used in Section 354 of the Code, and the Merger is also not intended to constitute a "reorganization," as such term is used in Sections 354 and 368 of the Code. The Parties intend that the Merger be treated for federal income tax purposes as a sale of Company Shares to the Buyer.


           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II.

                  2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the Company and its sole subsidiary, Rotary Power Marine, Inc. (the "Subsidiary"), taken as a whole. The Company has all requisite corporate power and authority to carry on its business in and to own and use the properties owned and used by it in its business. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws.

                  2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,500,000 shares, comprised of 10,000,000 shares of common stock, $0.01 par value per share, of which 6,641,432 shares are issued and outstanding and no shares are held in the treasury of the Company, and 500,000 shares of preferred stock, $0.01 par value per share, of which no shares are designated or outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, of all holders of Options (as defined below), indicating the number of Company Shares subject to Options held by such holders. All of the issued and outstanding Company

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Shares are, and all Company Shares that may be issued upon exercise of Options in accordance with the terms thereof will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments (collectively "Options") to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than as listed in Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares other than as set forth in Section 2.2 of the Disclosure Schedule.

                  2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by both (i) a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger and (ii) a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger that are not owned by Buyer (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  2.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act of 1933 as amended (the "Securities Act"), any applicable state securities laws and the Securities Exchange Act of 1934, amended (the "Exchange Act") and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated by this Agreement will (a) conflict with or violate any provision of the charter or By-laws of the Company, (b) require on the part of the Company or its Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiary taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c) except as set forth in Section
2.4 to the Disclosure Schedule, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound or to which any of their assets is subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation that individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiary taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (d) result in the imposition of any Security Interest upon any assets of the Company or its Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, its Subsidiary or any of their properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company.

                  2.5 SUBSIDIARIES. Except as listed in Section 2.5 of the Disclosure Schedule, the Company owns no interest in any corporation, partnership or other entity other than the Subsidiary. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business and in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiary taken as a whole. The Subsidiary has all requisite corporate power and authority to carry on its business and to own and use the properties owned and used by it. The Company has delivered or made available to the Buyer correct and complete copies of the charter and By-laws of the Subsidiary, as amended to date. The Subsidiary is not in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of the Subsidiary are owned of record and beneficially by the Company and are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                  2.6 REPORTS AND FINANCIAL STATEMENTS. The Company has previously furnished or made available to the Buyer complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission (the "SEC"), (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since December 31, 1995, and (c) all other reports or registration statements filed by the Company with the SEC since December 31, 1995 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to in this Agreement as the "Company Reports"). The Company Reports constitute all of the documents filed or required to be filed by the Company with the SEC since December 31, 1995. As of their respective dates, the Company Reports filed since December 31, 1995, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports filed since December 31, 1995 (together, the "Financial Statements"), (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiary as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company and its Subsidiary.

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                  2.7 UNDISCLOSED LIABILITY. As of the date hereof, neither the
Company nor its Subsidiary has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet included in the Company's most recent Quarterly Report on Form 10-QSB for the period ended September 30, 1996 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since September 30, 1996, in the Ordinary Course of Business, (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and
(d) liabilities disclosed in Section 2.18 of the Disclosure Schedule.

                  2.8 TAX MATTERS. Each of the Company and its Subsidiary has filed all material Tax Returns (as defined below) that it was required to file (taking into account extensions) and to the knowledge of the Company no material position is reflected in a Tax Return for which there was not substantial authority (as defined in Section 6662 of the Code) or comparable foreign, federal, state or local law. Each of the Company and its Subsidiary has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and its Subsidiary for tax periods through the date of the Most Recent Balance Sheet are appropriately accrued or reserved for on the Most Recent Balance Sheet. Neither the Company nor its Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or its Subsidiary during a prior period) other than the Company and its Subsidiary. All material Taxes that the Company or its Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

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


                  2.9 ASSETS. Each of the Company and its Subsidiary owns or leases all tangible assets necessary for the conduct of its business as presently conducted. Except as set forth in Section 2.9 of the Disclosure Schedule or in Exhibit A, no material asset of the Company or its Subsidiary (tangible or intangible) is subject to any Security Interest.

                  2.10  OWNED REAL PROPERTY.  Neither the Company nor   its
Subsidiary owns any real property.

                  2.11  INTELLECTUAL PROPERTY.

                  (a) Each of the Company and its Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights under all patents and patent applications listed in Section 2.11 of the Disclosure Schedule and the right to use all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material listed in Section
2.11 of the Disclosure Schedule that are used to conduct its business (collectively, "Intellectual Property") and, except as qualified by or disclosed in Section 2.11 of the Disclosure Schedule, is aware of no intellectual property right of any third party that may prevent the Company or its Subsidiary from conducting its business as currently conducted or as planned by the Company to be conducted. Section 2.11 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks which are both owned by and used in the business of the Company and its Subsidiary (ii) all material written licenses, sublicenses and other agreements to which the Company or its Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and
(iii) all material written licenses, sublicenses and other agreements as to which the Company or its Subsidiary is a party and pursuant to which the Company or its Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software . Neither the Company nor its Subsidiary is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.11 of the Disclosure Schedule under the terms of this Section 2.11.

                  (b) Except as set forth in Section 2.11 of the Disclosure Schedule, neither the Company nor its Subsidiary has been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. Except as qualified by or disclosed in
Section 2.11 of the

Disclosure Schedule, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company and its Subsidiary do not, to the knowledge of the Company, infringe any Intellectual Property right of any third party; and, to the knowledge of the Company, the Intellectual Property rights of the Company and its Subsidiary are not being infringed by activities, products or services of any third party.

                  2.12 INVENTORY. All inventory of the Company and its Subsidiary, whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which were, as of the date of the Most Recent Balance Sheet, written-off or written-down to net realizable value or for which reserves were established and set forth on the Most Recent Balance Sheet or which became such in the Ordinary Course of Business after the date of the Most Recent Balance Sheet.

                  2.13 REAL PROPERTY LEASES. Section 2.13 of the Disclosure Schedule lists all real property leased or subleased to the Company or its Subsidiary. The Company has delivered or made available to the Buyer correct and complete copies of the leases and subleases (as amended to the date hereof) listed in Section 2.13 of the Disclosure Schedule.

                  2.14 CONTRACTS. Section 2.14 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company or its Subsidiary is a party:

                  (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000.00 per annum;

                  (b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $10,000.00, to be paid from and after the date hereof or (iii) in which the Company or its Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (c) any written arrangement establishing a partnership or joint venture;

                  (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000.00 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible and

                  (e) any other written arrangement (or group of related arrangements) involving more than $10,000.00 per annum to be paid from and after the date hereof.

                  The Company has delivered or made available to the Buyer a correct and complete copy of each written arrangement (as amended to the date hereof) listed in Section 2.14 of the Disclosure Schedule.

                  2.15 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and its Subsidiary reflected on the Most Recent Balance Sheet arose in the Ordinary Course of Business.

                  2.16 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or its Subsidiary.

                  2.17 INSURANCE. Each of the Company and its Subsidiary is covered by insurance in scope and amount customary and reasonable for their business. Section 2.17 of the Disclosure Schedule lists each policy of insurance covering the Company or its Subsidiary.

                  2.18 LITIGATION. Section 2.18 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgement, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing, notice os violation or investigation by or in any Governmental Entity or before any arbitrator to which the Company or its Subsidiary is a party or, to the knowledge of the Company or its Subsidiary, is threatened to be made a party.

                  2.19  PRODUCT WARRANTY.   No product manufactured, sold,
leased, licensed or delivered by the Company or its Subsidiary is subject to any guaranty, warranty, right of return or other indemnity beyond in any material respect the applicable standard terms and conditions of sale or lease, which are set forth in Section 2.19 of the Disclosure Schedule.

                  2.20 EMPLOYEES. Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company and its Subsidiary who are employed at an annual salary in excess of $50,000, along with their positions and salaries. Neither the Company nor its Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes within the last two years. The Company and its Subsidiary have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or its Subsidiary.

                  2.21 EMPLOYEE BENEFITS. Section 2.21 (a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written plan, agreement or arrangement involving direct or indirect severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed by the Company, its Subsidiary or any ERISA Affiliate (as defined below). For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or its Subsidiary. Complete and accurate copies of all written Employee Benefit Plans and related documents made available to the Buyer. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                  2.22 ENVIRONMENTAL MATTERS. The building and property on which the Company conducts its business and manufacturing operations is leased from the Curtis-Wright Corporation pursuant to a lease (January 1, 1992) as amended, a copy of which has been furnished to the Buyer and which expires on

December 31, 1997. Said lease speaks for itself concerning all environmental matters which are the responsibility of Curtis-Wright except as may have been caused by the Company or its Subsidiary. The Company represents to the Buyer that the use, maintenance and operation of said leased property during the term of the aforesaid lease by it, and its sub-lessee, Outwater Plastics Industries, do not violate applicable, federal, state or local environmental laws, regulations or ordinances and are not subject to any existing, pending or, to the knowledge of the Company or its Subsidiary, threatened investigation, inquiry or proceeding by any governmental authority. No notice of any violation of any Environmental laws has been received by the Company or its Subsidiary concerning real properties of or used by the Company or its Subsidiary and there are no existing or pending requirements of any governmental authority relating to environmental matters requiring any remedial action or other work, repairs, construction or capital expenditures with respect to the real properties. Neither the Company nor its Subsidiary nor, to the Company's knowledge, its sub-lessee (in respect of the subleased property), has been named as a "potentially responsible party" in connection with any litigation, investigation or similar matter, and neither the Company nor its Subsidiary knows of any matter in which it may be so named.

                  2.23 LEGAL COMPLIANCE. Each of the Company and its Subsidiary, and the conduct and operations of their respective businesses, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated by this Agreement or (b) is applicable to the Company or its Subsidiary or such business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiary taken as a whole.

                  2.24 PERMITS. Section 2.24 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by the Company or its Subsidiary. Such listed Permits are the only Permits that are required for the Company and its Subsidiary to conduct their business as presently conducted, except for those the absence of which would not have any material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiary taken as a whole. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

                  2.25 BROKERS' FEES. Neither the Company nor its Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  2.26 BOOKS AND RECORDS. The minute books and other similar records of the Company and its Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or its Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and its Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or its Subsidiary.

                  2.27 COMPANY ACTION. The Board of Directors of the Company, at a meeting duly called and held, has by the requisite vote of the directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                   OF THE BUYER AND THE TRANSITORY SUBSIDIARY

                  The Buyer and the Transitory Subsidiary, jointly and severally, represent and warrant to the Company as follows:

                  3.1 ORGANIZATION. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                  3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of 200,000,000 shares of Buyer Common Stock, of which 5,838,219 shares are issued and outstanding and no shares were held in the treasury of the Buyer. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

                  3.3 AUTHORIZATION OF TRANSACTION. Both the Buyer and the Transitory Subsidiary have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

                  3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act any applicable state securities laws and the Exchange Act, and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

                  3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC, and (b) all other reports or statements filed by the Buyer under Section 13 or 14 of the Exchange Act with the SEC since December 31, 1995 (such reports are collectively referred to in this Agreement as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or 14 of the Exchange Act with the SEC since December 31, 1995. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

                  3.6 BROKERS' FEES. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                             ARTICLE IV - COVENANTS

                  4.1 BEST EFFORTS. Subject to the Company Board Fiduciary Duties (as defined below), each of the Parties shall use its best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                  4.2 NOTICES AND CONSENTS. Each of the Parties shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to such Party in connection with the transactions contemplated by this Agreement.

                  4.3 SPECIAL MEETING, PROSPECTUS/PROXY STATEMENT AND
                      REGISTRATION STATEMENT.

                  (a) The Buyer and the Company shall jointly prepare, and the Company shall file with the SEC under the Exchange Act, preliminary proxy materials for the purpose of soliciting proxies from Company Stockholders to vote in favor of the adoption of this Agreement at a special meeting of Company Stockholders to be called and held for such purpose (the "Special Meeting"). Such proxy materials shall be in the form of a prospectus/proxy statement to be used for the purpose of offering the Merger Shares to Company Stockholders and soliciting such proxies from Company Stockholders (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy, shall be referred to in this Agreement as the "Prospectus/ Proxy Statement"). The Company, with the assistance of the Buyer, shall promptly respond to any SEC comments on the Prospectus/Proxy Statement and shall otherwise use its best efforts to resolve as promptly as practicable all SEC comments to the satisfaction of the SEC.

                  (b) The Company shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Delaware General Corporation Law in the preparation, filing and distribution of the Prospectus/Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting.

                  (c) The Buyer shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation and filing of the Registration Statement and the offering and issuance of the Merger Shares.

                  (d) Subject to the Company Board Fiduciary Duties (as defined below), the Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the

Merger, and shall otherwise use its best efforts to obtain the Requisite Stockholder Approval.

                  4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement or as set forth in Section 4.4 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause its Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts (i) to preserve intact its current business organization, (ii) keep its physical assets in good working condition, (iii) keep available the services of its current employees and (iv) preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, neither the Company nor its Subsidiary shall, without the written consent of the Buyer (except as contemplated by this Agreement or as set forth in Section 4.4 of the Disclosure Schedule), which consent shall not be unreasonably withheld:

                  (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options outstanding on the date hereof), or amend any of the terms of any such convertible securities or Options (other than in connection with a sale, liquidation or transfer referred to and in accordance with clause (e) below);

                  (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) except in the Ordinary Course of Business create, incur or assume any debt not currently outstanding; or become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity.

                  (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or materially increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually;

                  (e) acquire, sell, lease, encumber or dispose of any assets or property other than purchases and sales of assets in the Ordinary Course of Business;

                  (f)  amend its charter or By-laws;

                  (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP or by the SEC;

                  (h) discharge or satisfy any Security Interest or pay any material obligation or liability other than in the Ordinary
Course of Business;

                  (i) mortgage or pledge any of its property or assets or take any action that subjects any such assets to any Security
Interest;

                  (j) sell, assign, transfer or license any Intellectual Property other than sales of tangible products through resellers in the Ordinary Course of Business;

                  (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement if such action would have a material adverse effect on its business;

                  (l) make or commit to make any capital expenditure in excess of $50,000.00 in the aggregate;

                  (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company contained in this Agreement becoming inaccurate or incomplete in any material respect or (ii) any of the conditions of the Merger set forth in Article V not being satisfied; or

                  (n) agree in writing or otherwise to take any of the foregoing actions.

                  4.5 FULL ACCESS. The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, upon prior notice and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and its Subsidiary other than contracts, records and documents that the Company reasonably and in good faith determines is of a confidential and competitive nature.

                  4.6 NOTICE OF BREACHES. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any representation or warranty of the Company contained in this Agreement inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

                  4.7 EXCLUSIVITY. The Company shall not, and the Company shall use its best efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale or license of material assets or property tender offer, recapitalization, proxy solicitation or other business combination involving the Company or its Subsidiary, or (b) provide any non-public information concerning the business, properties or assets of the Company or any to any person or entity (other than (i) to the Buyer, (ii) as contemplated by this Agreement, or (iii) as required by law or court order) except to the extent that the Board of Directors of the Company determines in good faith, based as to legal matters on the advice of counsel, that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law (the "Company Board Fiduciary Duties").

                  4.8 CERTAIN COVENANTS OF BUYER. From the date of this Agreement to the Effective Time, the Company shall not split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or issue any shares of its capital stock for inadequate consideration.

                  4.9  INDEMNIFICATION; RELEASE.

                  (a) The Buyer agrees that all rights to indemnification existing in favor of the directors or officers of the Company or its Subsidiary as provided in the Company's or its Subsidiary's respective charter or By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect following the Effective Time for a period at least equal to the largest applicable period of limitations in respect of possible claims against such directors and officers.

                  (b) The Buyer hereby remises and releases the directors and officers of the Company and its Subsidiary from any and all claims it may have against them, other than claims based solely on fraud, including claims for fraudulent misrepresentation or fraudulent non-disclosure of material facts in connection with the transactions contemplated by this Agreement.

                  (c) The Company hereby remises and releases the directors and officers of the Buyer from any and all claims it may have against them, other than claims based solely on fraud, including claims for fraudulent misrepresentation or fraudulent non-disclosure of material facts in connection with the transactions contemplated by this Agreement.

                  4.10 EMPLOYEE MATTERS. With respect to benefit plans available to employees (other than officers and directors) of the Company or its Subsidiary as set forth in Schedule 2.21, for at least one year from and after the Effective Time, the Buyer shall use its best efforts, depending on the financial status of the Surviving Corporation and the Subsidiary, as determined by Buyer, to cause the Surviving Corporation to provide benefits to employees of the Surviving Corporation and the Subsidiary that are, taken as a whole, substantially equivalent to the benefits offered to such persons by the Company or its Subsidiary, as the case may be, immediately prior to the Effective Time.

                  4.11 VOTE OF COMPANY SHARES. The Buyer covenants and agrees to vote all Company Shares held or controlled by it in favor of approval of this Agreement and the Merger, and the transactions contemplated hereby at the Special Meeting.


                ARTICLE V - CONDITIONS TO CONSUMMATION OF MERGER

                  5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (b) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect; and

                  (c) no Party hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each Party agrees to use its best efforts to have any such order or injunction lifted.

                  5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

                  (a) the Company and its Subsidiary shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2, except for any which if not obtained or effected would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiary taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                  (b) the representations and warranties of the Company set forth in Article II shall be true and correct when made on the date hereof and, solely as to those contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.7, 2.8, 2.10, 2.16 and 2.25, shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time;

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                  (c) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time; and

                  (d) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company and its Subsidiary specified by the Buyer in writing on or prior to the Closing.

                  5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                  (a) the Buyer and the Transitory Subsidiary shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2, except for any which if not obtained or effected would not have a material adverse affect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time.

                            ARTICLE VI - TERMINATION

                  6.1  TERMINATION OF AGREEMENT.   The Parties may terminate
this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) by mutual written consent.

                  6.2  EFFECT OF TERMINATION.   If  this Agreement is
terminated pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any

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other Party (except for any liability of any Party for willful breach of this
Agreement).

                           ARTICLE VII - MISCELLANEOUS

                  7.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties, which approval shall not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure)

                  7.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, the provisions in Article I concerning issuance of the Merger Shares and the provisions of
Section 1.16 are intended for the benefit of the Company stockholders; (ii) the provisions of Section 4.9 are intended for the benefit of the officers and directors of the Company and its Subsidiary and of the Buyer; and (iii) the provisions of Section 4.10 are intended for the benefit of the employees of the Company and its Subsidiary.

                  7.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to in this Agreement and Exhibit A hereto) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

                  7.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named in this Agreement and their respective successors and assigns.

                  7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, once executed, may be delivered to either party through the use of facsimile transmission. In this regard, any and all signatures of the parties appearing on any facsimile copies of this Agreement shall be deemed, unless otherwise proved, the lawful and valid signature of the executing party.

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                  7.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  7.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:
Rotary Power International Inc.
P.O. Box 128
One Passaic Street
Wood-Ridge, New Jersey 07075-0218
Attention: Richard M.H. Thompson

Copy to:
C. Kenneth Shank Esq.
Wilentz, Goldman & Spitzer
90 Woodbridge Center Drive
Suite 900 Box 10
Woodbridge, New Jersey 07095-0958

If to the Buyer or its Transitory Subsidiary:
International Cryogenic System Corporation
P. O. Box 1022
103 Guadaloupe Drive
Cibolo, Texas 78108
Attention:  Francis L. Simola

Copy to:
Robert D. Klages, Esq.
535 Country Club Road
Phoenixville, Pennsylvania 19460


                  Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other

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communications hereunder are to be delivered by giving the other Parties notice in the manner in this Agreement set forth.

                  7.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

                  7.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  7.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  7.11 EXPENSES. The Buyer and the Company shall each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement. The fees and expenses of the Transitory Subsidiary shall be borne by the Buyer.

                  7.12 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction

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shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  7.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated in this Agreement by reference and made a part hereof.

                  7.14 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Representations and warranties of the Parties contained in this Agreement shall not survive the Closing.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE BUYER:

INTERNATIONAL CRYOGENIC SYSTEMS CORPORATION



By:  /s/ Francis L. Simola
------------------------------------
Title:  President and CEO


THE TRANSITORY SUBSIDIARY:

POWER ACQUISITION CORP.



By:  /s/ Francis L. Simola
------------------------------------
Title:  President


THE COMPANY:

ROTARY POWER INTERNATIONAL, INC.



By:  /s/ Richard M.H. Thompson
------------------------------------
Title:  President

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